JOINT CODE OF ETHICS
OF
HATTERAS ALTERNATIVE MUTUAL FUNDS TRUST
UNDERLYING FUNDS TRUST
HCIM TRUST
HATTERAS CAPITAL DISTRIBUTORS, LLC
HATTERAS FUNDS, LLC

PREAMBLE

This Code of Ethics is being adopted for Hatteras Alternative Mutual Funds Trust, the Underlying Funds Trust, HCIM Trust (together, the “Trusts”), Hatteras Capital Distributors, LLC, distributor to the series of the Trusts (the “Distributor”), Hatteras Funds, LLC, investment adviser to the Trusts (the “Advisor”), in compliance with the requirements of Rule 17j-1 (“Rule 17j-1”) adopted by the U.S. Securities and Exchange Commission under the Investment Company Act of 1940, as amended (the “Act”), and Section 204A of the Investment Advisers Act of 1940, as amended and Rule 204a-1 thereunder to effectuate the purposes and objectives of such Rules.  Rule 17j-1 makes it unlawful for certain persons, including any officer, director or trustee of the Trusts, Distributor or Advisor, in connection with the purchase or sale by such person of a security “held or to be acquired” by the Trusts:1

(1)           To employ any device, scheme or artifice to defraud the Trusts;

(2)
To make any untrue statement of a material fact to the Trusts or omit to state a material fact necessary in order to make the statements made to the Trusts, in light of the circumstances under which they are made, not misleading;

(3)	To engage in any act, practice or course of business that operates or would operate as a fraud or deceit upon the Trusts; or

(4)	To engage in any manipulative practice with respect to the Trusts.

Rule 17j-1 also requires that the Trusts, Distributor and Advisor adopt a written code of ethics, which shall be approved by a majority of the Board of Trustees of the Trusts (“Board of Trustees”) (including a majority of Independent Trustees) and that contains provisions reasonably necessary to prevent certain persons from engaging in acts in violation of the above standard and shall use reasonable diligence and institute procedures reasonably necessary, to prevent violations of the Code of Ethics.

_____________________________
1  A security “held or to be acquired” is defined as (a) if within the most recent fifteen (15) days it (i) is or has been held by the Trust, or (ii) is being or has been considered by the Trust or its investment adviser for purchase by the Trust, and (b) any option to purchase or sell, and any security convertible into or exchangeable for such a security.

Set forth below is the Code of Ethics adopted by the Board of Trustees in compliance with Rule 17j-1.  This Code of Ethics is based upon the principle that certain persons, including the directors or trustees, officers and certain affiliated persons of the Trusts, Distributor and Advisor, owe a fiduciary duty to, among others, the shareholders of the Trusts to conduct their affairs, including their personal securities transactions, in such manner to avoid (i) serving their own personal interests ahead of shareholders; (ii) taking inappropriate advantage of their position with the Trusts; and (iii) any actual or potential conflicts of interest or any abuse of their position of trust and responsibility.

Each of the sub-advisers hired by the Advisor to manage a series, or a portion of a series of the Trusts will be subject to their own code of ethics.

1.           DEFINITIONS

(a)
“Access Person” means (i) any director or trustee, officer, general partner or Advisory Person of the Trusts, Distributor or Advisor, or the families of such person (including the spouse, minor children, and adults living in the same household as such persons); or (ii) any supervised persons of the Advisor who has access to nonpublic information regarding the portfolio holdings of any Reportable Fund, or who is involved in making securities recommendations.

(b)
“Advisory Person” means (i) any employee of the Trusts, Distributor or Advisor (or of any company in a control relationship to the Trusts, Distributor or Advisor) who, in connection with his regular functions or duties, makes, participates in, or obtains current information regarding the purchase or sale of a Security by the Trusts, or whose functions relate to the making of any recommendations with respect to such purchases or sales; and (ii) any natural person in a control relationship to the Trusts, Distributor or Advisor who regularly obtains current information concerning recommendations made to the Trusts with regard to the purchase or sale of a Security by the Trusts (“Control Person”).

(c)
A security is “being considered for purchase or sale” or is “being purchased or sold” when a recommendation to purchase or sell the security has been made and communicated to the person responsible for trading, which includes when the Trusts have a pending “buy” or “sell” order with respect to a security, and, with respect to the person making the recommendation, when such person seriously considers making such a recommendation.

(d)
“Beneficial ownership” shall be as defined in, and interpreted in the same manner as it would be in determining whether a person is subject to the provisions of, Section 16 of the Securities Exchange Act of 1934 and the rules and regulations thereunder which, generally speaking, encompasses those situations where the beneficial owner has the right to enjoy some economic benefit from the ownership of the security.  A person is normally regarded as the beneficial owner of securities held in the name of his or her spouse or minor children living in his or her household.

(e)	“Control” shall have the same meaning as that set forth in Section 2(a)(9) of the Act.

(f)	“Independent Trustee” means a Trustee of the Trust who is not an “interested person” of the Trusts within the meaning of Section 2(a)(19) of the Act.

(g)
“Investment Personnel” means (i) any Portfolio Manager of the Trusts as defined in (h) below; (ii) securities analysts, traders and other personnel who provide information and advice to the Portfolio Manager or who help execute the Portfolio Manager’s decisions; (iii) any employee of the Trusts, Distributor or Advisor (or of any company in a control relationship to the Trusts, Distributor or Advisor) who, in connection with his or her regular functions or duties, makes or participates in making recommendations regarding the purchase or sale of securities by the Trusts; and (iv) any natural person who controls the Trusts, Distributor or Advisor and who obtains information concerning recommendations made to the Trusts regarding the purchase or sale of securities by the Trusts.

(h)	“Portfolio Manager” means an employee of Advisor of the Trusts entrusted with the direct responsibility and authority to make investment decisions affecting an investment company.

(i)	“Purchase or sale of a security” includes, among other things, the writing of an option to purchase or sell a security.

(j)
“Reportable Fund” is (i) any series of the Trusts for which an Access Person serves as an investment adviser as defined in Section 2(a)(20) of the Act; or (ii) a fund whose investment adviser or principal underwriter controls an Access Person, is controlled by an Access Person, or is under common control with an Access Person.

(k)
“Security” or “Securities” shall have the meaning set forth in Section 2(a)(36) of the Act2, except that it shall not include securities issued by the government of the United States or by federal agencies and which are direct obligations of the United States, bankers’ acceptances, bank certificates of deposit, commercial paper, high quality short-term debt obligations (including repurchase agreements) and shares of registered open-end investment companies (other than Reportable Funds).

2 Section 2(a)(36) of the Act defines “Security” to mean any note, stock, treasury stock, bond, debenture, evidence of indebtedness, certificate of interest or participation in any profit-sharing agreement, collateral-trust certificate, preorganization certificate or subscription, transferable share, investment contact, voting-trust certification, certificate of deposit for a security, fractional undivided interest in oil, gas, or other mineral rights, any put, call, straddle, option, or privilege on any security (including a certificate of deposit) or on any group or index of securities (including any interest therein or based on the value thereof), or any put, call, straddle, option or privilege entered into in a national securities exchange relating to foreign currency, or, in general, any interest or instrument commonly known as a “security,” or any certificate of interest or participation in, temporary or interim certificate for, receipt for, guarantee of, or warrant or right to subscribe to or purchase, any of the foregoing.

2.	PROHIBITED TRANSACTIONS

(a)	No Access Person shall engage in any act, practice or course of conduct, which would violate the provisions of Rule 17j-1 set forth above.

(b)	No Access Person shall:

(i)
purchase, directly or indirectly, Equities, Corporate Bonds, Options and IPOs except that the Independent Trustees of the Trusts are permitted to transact in such securities as outlined in Section 2(b)(ii) below.

(ii)
purchase or sell, directly or indirectly, any Security in which he or she has or by reason of such transaction acquires, any direct or indirect beneficial ownership and which to his or her actual knowledge at the time of such purchase or sale:

(A)           is being considered for purchase or sale by the Trusts, or

(B)           is being purchased or sold by the Trusts;

(iii)	disclose to other persons the securities activities engaged in or contemplated for the various portfolios of the Trusts;

(iv)
seek or accept anything of value, either directly or indirectly, from broker-dealers or other persons providing services to the Trusts because of such person’s association with the Trusts.  For the purposes of this provision, the following gifts from broker-dealers or other persons providing services to the Trusts will not be a violation of this section:

(A)           an occasional meal;

(B)	an occasional ticket to a sporting event, the theater or comparable entertainment;

(C)	a holiday gift of fruit or other foods, or other comparable gift.

(c)           No Investment Personnel shall:

(i)
directly or indirectly acquire beneficial ownership in any securities in an initial public offering, in order to preclude any possibility of such person profiting from his or her position with the Trusts.

(ii)
directly or indirectly acquire beneficial ownership of any securities in an initial public offering (“IPO”) or limited offering (“Private Placement”), without prior written approval of the Compliance Officer of the Trusts or other officer of the Trusts designated by the Board of Trustees.  Any person authorized to purchase securities in a private placement shall disclose that investment when they play a part in any Trusts’ subsequent consideration of an investment in the issuer.  In such circumstances, the Trusts’ decision to purchase securities of the issuer shall be subject to independent review by the Trusts’ officers with no personal interest in the issuer.

(iii)
serve on the board of directors of any publicly traded company without prior authorization of the Chairman and President of the Trusts.  Any such authorization shall be based upon a determination that the board service would be consistent with the interests of the Trusts and their respective shareholders.

(d)           No Portfolio Manager shall:

(i)
buy or sell a security within at least seven (7) calendar days (excluding ETFs & ETNs) after any series of the Trusts that he or she manages trades in that security.  Any profits realized on trades within the proscribed period are required to be disgorged.

a.	Hatteras will review the timing and pricing obtained by Portfolio Managers who buy or sell a security within seven (7) calendar days directly preceding a trade by the UFT in the same security.

3.           EXEMPTED TRANSACTIONS

(a)           The prohibitions of Sections 2(b), 2(c) and 2(d) shall not apply to:

(i)	purchases or sales effected in any account over which the Access Person has no direct or indirect influence or control;

(ii)	purchases or sales which are non-volitional on the part of either the Access Person or the Trusts;

(iii)	purchases which are part of an automatic dividend reinvestment plan;

(iv)
purchases effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of its securities, to the extent such rights were acquired from such issuer, and sales of such rights so acquired; and

4.           COMPLIANCE PROCEDURES

(a)           Pre-clearance

All Access Persons, with the exception of Independent Trustees of the Trusts, shall receive prior written approval from the Compliance Officer of the Trusts, Distributor or Advisor, as applicable or other officer of the Trusts designated by the Board of Trustees before directly or indirectly purchasing or selling shares of Reportable Funds, Securities (excluding ETFs & ETNs), Municipal Securities, Limited Offerings and funds managed by Hatteras or its sub-advisors/co-advisors  With regard to approved transactions, said Compliance Officer will retain a record of approval as well as the rationale supporting such approval. Please reference the Hatteras Code of Ethics – Investment and Reporting Matrix in Appendix F for transactions that are and are not permitted;

(b)           Disclosure of Personal Holdings (Initial and Annual Reports)

All Access Persons, with the exception of Independent Trustees of the Trusts, shall report and disclose to the Compliance Officer of the Trusts, Distributor or Advisor, as applicable, all personal Securities holdings (including shares of Reportable Funds) upon commencement of employment with the Trusts, Distributor or Advisor, as the case may be, and thereafter on an annual basis.  This Initial Report shall be made on the form attached as Exhibit B and the Annual Report shall be made on the form attached as Exhibit C.  Access Persons shall also provide in each report the name of any broker, dealer or bank with whom the Access Person maintained an account in which any securities are held for the direct or indirect benefit of the Access Person.

(i)	Initial Reports shall be made no later than 10 days after the person becomes an Access Person.

(ii)
Annual Reports shall be submitted within 30 days after the end of each calendar year and provide information on personal securities (including shares of Reportable Funds) holdings that is current as of a date no more than 45 days before the date such Annual Report is submitted.

(c)	Quarterly Reporting Requirements

(i)
Every Access Person shall report to the Compliance Officer of the Trusts, Distributor or Advisor, as applicable, the information described in Sub-paragraph (c)(iii) of this Section with respect to transactions in any security and/or Reportable Fund in which such person has, or by reason of such transaction acquires, any direct or indirect beneficial ownership in the security and/or Reportable Fund; provided, however, that an Access Person shall not be required to make a report with respect to transactions effected for any account over which such person does not have any direct or indirect influence.

(ii)
An Independent Trustee of the Trusts need only report a transaction in a security and/or Reportable Fund if such trustee, at the time of that transaction knew, or, in the ordinary course of fulfilling his official duties as a trustee, should have known that, during the 15-day period immediately preceding or after the date of the transaction by the trustee, such security or share of Reportable Fund was purchased or sold by the Trusts or was being considered for purchase by the Trusts or by their investment adviser.  Such reports will include the information described in Sub-paragraph (d)(iii) of this Section.

(iii)
Reports required to be made under this Sub-paragraph (c) shall be made not later than 30 days after the end of the calendar quarter in which the transaction to which the report relates was effected.  Every Access Person, with the exception the Independent Trustees of the Trusts (unless required by Sub-paragraph (c)(ii) above), shall be required to submit a report for all periods, including those periods in which no securities and/or Reportable Fund transactions were effected.  Access Persons shall also provide in each report the name of any broker, dealer or bank with whom the Access Person maintained an account in which any securities and/or shares of a Reportable Fund are held for the direct or indirect benefit of the Access Person and the date the account was established.  A report shall be made on the form attached hereto as Exhibit D or on any other form containing the following information:

(A)	the date of the transaction, the title, the interest rate and maturity date (if applicable), and the number of shares, and the principal amount of each security and/or Reportable Fund involved;

(B)	the nature of the transaction (i.e., purchase, sale or any other type of acquisition or disposition);

(C)	the price at which the transaction was effected;

(D)	the name of the broker, dealer or bank with or through whom the transaction was effected; and

(E)	the date that the report is submitted.

(iv)
Any such report may contain a statement that the report shall not be construed as an admission by the person making such report that he or she has any direct or indirect beneficial ownership in the security and/or Reportable Fund to which the report relates.

(d)	Annual Certification of Compliance with Code of Ethics

Every Access Person, including Independent Trustees, shall certify annually that:

(i)	they have read and understand the Code of Ethics and recognize that they are subject thereto;

(ii)	they have complied with the requirements of the Code of Ethics; and

(iii)	they have reported all personal securities and Reportable Fund transactions required to be reported pursuant to the requirements of the Code of Ethics.

(e)           Conflict of Interest

Every Access Person shall notify the appropriate Compliance Officer of any personal conflict of interest relationship, which may involve the Trusts, such as the existence of any economic relationship between their transactions and securities held or to be acquired by any series of the Trusts.

(f)	Notification by Compliance Officer

The Compliance Officer of the Trusts, Distributor or Advisors as applicable, shall notify each Access Person that he or she is subject to the provisions of this Code of Ethics, and shall deliver a copy of this Code of Ethics to each Access Person.

(g)	Review of Reports

The Compliance Officer of the Trusts, Distributor and Advisor shall review the initial, annual and quarterly holding reports submitted to them by Access Persons as soon as practicable after the submission of such reports to the Compliance Officer to determine compliance with this Code of Ethics.

5.           REPORTING OF VIOLATIONS TO THE BOARD OF TRUSTEES

(a)	The Compliance Officer shall promptly report to the Board of Trustees all apparent violations of this Code of Ethics and the reporting requirements thereunder;

(b)
When the Compliance Officer of the Trusts, Distributor or Advisor finds that a transaction otherwise reportable to the Board of Trustees under Paragraph (a) of this Section could not reasonably be found to have resulted in a fraud, deceit or manipulative practice in violation of Rule 17j-1(a), it may, in its discretion, lodge a written memorandum of such finding and the reasons therefor with the reports made pursuant to this Code of Ethics, in lieu of reporting the transaction to the Board of Trustees.

6.           ANNUAL REPORTING TO THE BOARD OF TRUSTEES

The Trusts, Distributor and Advisor shall prepare an annual written report relating to this Code of Ethics to the Board of Trustees.  Such annual report shall:

(a)	summarize existing procedures concerning personal investing and any changes in the procedures made during the past year;

(b)
describe any issues arising under the Code of Ethics or procedures since the last report to the Board of Trustees including, but not limited to, information about material violations of the Code or Ethics or procedures and sanctions imposed in response to the material violations.

(c)
identify any recommended changes in the existing restrictions or procedures based upon the experience of the Trusts and Advisor under the Code of Ethics, evolving industry practices or developments in applicable laws or regulations; and

(d)	certify that the Trusts, Distributor and Advisor have adopted procedures reasonably necessary to prevent Access Persons from violating this Code of Ethics.

7.           SANCTIONS

Upon discovering a violation of this Code of Ethics, the Compliance Officer may impose such sanctions as they deem appropriate, including, among other things, a letter of censure or a recommendation to management (subject to approval by the Board of Trustees in appropriate cases) for the suspension or termination of the employment of the violator.

8.           RETENTION OF RECORDS

This Code of Ethics, a list of all persons required to make reports hereunder from time to time, or who are responsible for reviewing such reports, a copy of each report made by an Access Person hereunder, a record of any decision and the rationale supporting the decision to approve the purchase of securities by Access Persons, each memorandum made by the Compliance Officer hereunder and a record of any violation hereof and any action taken as a result of such violation, and a copy of each written annual report to the Board of Trustees, shall be maintained by the Trusts, Distributor and Advisor as required under Rule 17j-1.

Exhibit A

HATTERAS ALTERNATIVE MUTUAL FUNDS TRUST
UNDERLYING FUNDS TRUST
HCIM TRUST
HATTERAS CAPITAL DISTRIBUTORS, LLC
HATTERAS FUNDS, LLC

POLICY STATEMENT ON INSIDER TRADING

SECTION I.    POLICY STATEMENT ON INSIDER TRADING

Hatteras Funds, LLC forbids any officer, director, or employee from trading, either personally or on behalf of a Client Account, on material nonpublic information, or communicating material nonpublic information to other persons in violation of the law.  This conduct is frequently referred to as “insider trading”.  Hatteras’ policy applies to every officer, director, and employee and extends to activities within and outside their duties for Hatteras.  Every officer, director, and employee must read and retain a copy of this policy statement.  Any questions regarding Hatteras’ policy and procedures should be referred to the Compliance Officer.

The term “insider trading” is not defined in the federal securities laws, but generally is used to refer to the use of material nonpublic information to trade in securities (whether or not one is an “insider”) or to communications of material nonpublic information to others.

While the law concerning insider trading is not static, it is generally understood that the law prohibits:

i)	trading by an insider, while in possession of material nonpublic information, or

ii)
trading by a non-insider, while in possession of material nonpublic information, where the information either was disclosed to the non-insider in violation of an insider’s duty to keep it confidential or was misappropriated, or

iii)	communicating material nonpublic information to others.

The elements of insider trading and the penalties for such unlawful conduct are discussed below.  If, after reviewing this policy statement, you have any questions, you should consult the Compliance Officer.

1.           Who is an Insider?

The concept of “insider” is broad.  It includes partners and employees of a company.  In addition, a person can be a “temporary insider” if he or she enters into a special confidential relationship in the conduct of a company’s affairs and as a result is given access to information solely for the company’s purposes.  A temporary insider can include, among others, a company’s attorneys, accountants, consultants, bank lending officers, and the employees of such organizations.  In addition, Hatteras may become a temporary insider of a company it advises or for which it performs other services.  According to the Supreme Court, the company must expect the outsider to keep the disclosed nonpublic information confidential and the relationship must at least imply such a duty before the outsider will be considered an insider.

2.           What is Material Information?

Trading on inside information is not a basis for liability unless the information is material.  “Material information” generally is defined as information for which there is a substantial likelihood that a reasonable investor would consider it important in making his or her investment decisions, or information that is reasonably certain to have a substantial effect on the price of a company’s securities.  Information that officers, directors, and employees should consider material includes, but is not limited to:  dividend changes, earnings estimates, changes in previously released earnings estimates, significant merger or acquisition proposals or agreements, major litigation, liquidation problems, and extraordinary management developments.

Material information does not have to relate to a company’s business.  For example, in Carpenter v. U.S., 108 U.S. 316 (1987), the Supreme Court considered material certain information about the contents of a forthcoming newspaper column that was expected to affect the market price of a security.  In that case, a Wall Street Journal reporter was found criminally liable for disclosing to others the dates that reports on various companies would appear in the Journal and whether those reports would be favorable or not.

3.           What is Nonpublic Information?

Information is nonpublic until it has been effectively communicated to the market place.  One must be able to point to some fact to show that the information is generally public.  For example, information found in a report filed with the SEC, or appearing in Dow Jones, Reuters Economic Services, The Wall Street Journal or other publications of general circulation would be considered public.

4.           Basis for Liability.

i)           Fiduciary Duty Theory

In 1980, the Supreme Court found that there is no general duty to disclose before trading on material nonpublic information, but that such a duty arises only where there is a fiduciary relationship.  That is, there must be a relationship between the parties to the transaction such that one party has a right to expect that the other party will disclose any material nonpublic information or refrain from trading.  Chiarella v. U.S., 445 U.S. 22 (1980).  In Dirks v. SEC, 463 U.S. 646 (1983), the Supreme Court stated alternate theories under which non-insiders can acquire the fiduciary duties of insiders:  they can enter into a confidential relationship with the company through which they gain information (i.e., attorneys, accountants), or they can acquire a fiduciary duty to the company’s shareholders as “tippees” if they are aware or should have been aware that they have been given confidential information by an insider who has violated his or her fiduciary duty to the company’s shareholders.

However, in the “tippee” situation, a breach of duty occurs only if the insider personally benefits, directly or indirectly from the disclosure.  The benefit does not have to be pecuniary, but can be a gift, a reputational benefit that will translate into future earnings, or even evidence of a relationship that suggests a quid pro quo.

ii)           Misappropriation Theory

Another basis for insider trading liability is the “misappropriation” theory, where liability is established when trading occurs on material nonpublic information that was stolen or misappropriated from any other person.  In U.S. v. Carpenter, supra, the Court found, in 1987, a columnist defrauded The Wall Street Journal when he stole information from the Journal and used it for trading in the securities markets.  It should be noted that the misappropriation theory can be used to reach a variety of individuals not previously thought to be encompassed under the fiduciary duty theory.

5.           Penalties for Insider Trading

Penalties for trading on or communicating material nonpublic information are severe, both for individuals involved in such unlawful conduct and their employers.  A person can be subject to some or all of the penalties below even if he or she does not personally benefit from the violation.  Penalties include:

i)           civil injunctions

ii)           triple damages

iii)           disgorgement of profits

iv)           jail sentences

v)	fines for the person who committed the violation of up to three times the profit gained or loss avoided, whether or not the person actually benefited, and

vi)	fines for the employer or other controlling person of up to the greater of $1,000,000 or three times the amount of the profit gained or loss avoided.

In addition, any violation of this policy statement can be expected to result in serious sanctions by Hatteras, including dismissal of the persons involved.

SECTION II.    PROCEDURES TO IMPLEMENT ALTERNATIVE’S INSIDER TRADING POLICY

The following procedures have been established to aid the officers, directors, and employees of Hatteras to avoid insider trading, and to aid Hatteras in preventing, detecting and imposing sanctions against insider trading.  Every officer, director, and employee of Hatteras must follow these procedures or risk serious sanctions, including dismissal, substantial personal liability and criminal penalties.  If you have any questions about these procedures, you should consult Hatteras’ Compliance Officer.

1.           Identifying Inside Information.

Before trading for yourself or others, including Client Accounts, in the securities of a company about which you may have potential inside information, ask yourself the following questions:

i)
Is the information material?  Is this information that an investor would consider important in making his or her investment decisions?  Is this information that would substantially affect the market price of the securities if generally disclosed?

ii)
Is the information nonpublic?  To whom has this information been provided?  Has the information been effectively communicated to the marketplace by being published in Reuters, The Wall Street Journal, or other publications of general circulation?

If, after consideration of the above, you believe that the information is material and nonpublic, or if you have questions as to whether the information is material and nonpublic, you should take the following steps.

i)	Report the matter immediately to Hatteras’ Compliance Officer.

ii)	Do not purchase or sell the securities on behalf of yourself or others, including Client Accounts.

iii)	Do not communicate the information inside or outside Hatteras, other than to the Compliance Officer.

iv)
After the Compliance Officer has reviewed the issue, you will be instructed to continue the prohibitions against trading and communication, or you will be allowed to trade and communicate the information.

2.           Personal Security Trading.

As detailed in the Code of Ethics, all Access Persons shall submit to the Compliance Officer, on a quarterly basis, a report of every securities transaction in which they, their families (including the spouse, minor children, and adults living in the same household as the officer, director, or employee), and trusts of which they are trustees or in which they have a beneficial interest have participated, or at such lesser intervals as may be required from time to time.  The report shall include the name of the security, date of the transaction, quantity, price, and broker-dealer through which the transaction was effected.

3.           Restricting Access to Material Non-public Information.

Any information in your possession that you identify as material and non-public may not be communicated other than in the course of performing your duties to anyone, including persons within your company, except as provided in paragraph 1 above.  In addition, care should be taken so that such information is secure.  For example, files containing material non-public information should be sealed; access to computer files containing material non-public information should be restricted.

4.           Resolving Issues Concerning Insider Trading.

If, after consideration of the items set forth in paragraph 1, doubt remains as to whether information is material or non-public, or if there is any unresolved question as to the applicability or interpretation of the foregoing procedures, or as to the propriety of any action, it must be discussed with the Compliance Officer before trading or communicating the information to anyone.

SECTION III.    SUPERVISION

The role of the Compliance Officer is critical to the implementation and maintenance of this Statement on Insider Trading.  These supervisory procedures can be divided into two classifications, (1) the prevention of insider trading, and (2) the detection of insider trading.

1.           Prevention of Insider Trading.

To prevent insider trading the compliance official should:

(a)	answer promptly any questions regarding the Statement on Insider Trading;

(b)	resolve issues of whether information received by an officer, director, or employee is material and non-public;

(c)	review and ensure that officers, directors, and employees review, at least annually, and update as necessary, the Statement on Insider Trading; and

(d)	when it has been determined that an officer, director, or employee has material non-public information,

(i)	implement measures to prevent dissemination of such information, and

(ii)	if necessary, restrict officers, directors, and employees from trading the securities.

2.	Detection of Insider Trading:

To detect insider trading, the Compliance Officer should:

(a)	review the trading activity reports filed by each Access Person, to ensure no trading took place in securities in which the Advisor has material non-public information;

(b)	review the trading activity of the mutual funds managed by the investment adviser and the mutual funds which the broker dealer acts as principal underwriter;

(c)	coordinate, if necessary, the review of such reports with other appropriate officers, directors and trustees, or employees of the Advisor and the Trusts.

3.	Special Reports to Management:

Promptly, upon learning of a potential violation of the Statement on Insider Trading, the Compliance Officer must prepare a written report to management of the Advisor, and provide a copy of such report to the Board of Trustees of the Trusts, providing full details and recommendations for further action.

4.           Annual Reports:

On an annual basis, the Compliance Officer of the Advisor will prepare a written report to the management of the Advisor, and provide a copy of such report to the Board of Trustees of the Trusts, setting forth the following:

(a)	a summary of the existing procedures to detect and prevent insider trading;

(b)	full details of any investigation, either internal or by a regulatory agency, of any suspected insider trading and the results of such investigation;

(c)	an evaluation of the current procedures and any recommendations for improvement.

The Undersigned has read, understands and agrees to abide by this Insider Trading Policy and has retained a copy of this document.

________________________                ________________________________________
Date                                                                Signature

Exhibit B

HATTERAS ALTERNATIVE MUTUAL FUNDS TRUST
UNDERLYING FUNDS TRUST
HCIM TRUST
HATTERAS CAPITAL DISTRIBUTORS, LLC
HATTERAS FUNDS, LLC
CODE OF ETHICS

INITIAL REPORT
To the Compliance Officer:

1.
I hereby acknowledge receipt of a copy of the Code of Ethics for Hatteras Alternative Mutual Funds Trust, the Underlying Funds Trust, HCIM Trust (together, the “Trusts”), Hatteras Capital Distributors, LLC (the “Distributor”) and Hatteras Funds, LLC (the “Advisor”).

2.	I have read and understand the Code of Ethics and recognize that I am subject thereto in the capacity of an “Access Person.”
3.
Except as noted below, I hereby certify that I have no knowledge of the existence of any personal conflict of interest relationship which may involve the Trusts, the Distributor or the Advisor, such as any economic relationship between my transactions and securities held or to be acquired by the Trusts or any of their respective series.

4.
As of the date below I had a direct or indirect beneficial ownership* in the following securities and Reportable Funds (Please note that Independent Trustees are not required to report personal securities holdings):

Name of Security/ Reportable Fund	Number of Shares	Type of Interest (Direct or Indirect)

5.
I hereby represent that I maintain account(s) as of the date this report is submitted in which Securities or Reportable Funds are held for my direct or indirect benefit with the brokers, dealers or banks listed below (Please note that Independent Trustees are not required to provide the information required by this item).

Name and Address of Broker/Dealer or Bank Maintaining Account	Account Number	Date Established

Name:   ________________________________

Title:     ________________________________

Date:     ________________________________

* Beneficial ownership also includes Securities held in the name of your spouse or minor children living in your household.

Exhibit C
HATTERAS ALTERNATIVE MUTUAL FUNDS TRUST
UNDERLYING FUNDS TRUST
HCIM TRUST
HATTERAS CAPITAL DISTRIBUTORS, LLC
HATTERAS FUNDS, LLC
CODE OF ETHICS

ANNUAL REPORT
To the Compliance Officer:
1.	I have read and understand the Code of Ethics and recognize that I am subject thereto in the capacity of an “Access Person.”
2.
I hereby certify that, during the year ended December 31, 20__, I have complied with the requirements of the Code of Ethics and I have reported all Securities and Reportable Fund transactions required to be reported pursuant to the Code of Ethics.

3.
Except as noted below, I hereby certify that I have no knowledge of the existence of any personal conflict of interest relationship which may involve the Trusts, such as any economic relationship between my transactions and Securities held or to be acquired by the Trusts or any of their respective series.

4.
As of December 31, 20__, I had a direct or indirect beneficial ownership* in the following Securities and Reportable Funds (Please note that Independent Trustees are not required to report personal securities holdings):

Name of Security/ Reportable Fund	Number of Shares	Type of Interest (Direct or Indirect)

5.
I hereby represent that I maintain the account(s) listed below in which Securities or Reportable Funds are held for my direct or indirect benefit with the brokers, dealers or banks listed below.  (Please note that Independent Trustees are not required to provide the information required by this item).

Name and Address of Broker/Dealer or Bank Maintaining Account	Account Number	Date Established

Name:   ________________________________

Title:     ________________________________

Date:     ________________________________

* Beneficial ownership also includes Securities held in the name of your spouse or minor children living in your household.

Exhibit D
HATTERAS ALTERNATIVE MUTUAL FUNDS TRUST
UNDERLYING FUNDS TRUST
HCIM TRUST
HATTERAS CAPITAL DISTRIBUTORS, LLC
HATTERAS FUNDS, LLC

CODE OF ETHICS
Securities Transactions Report

For the Calendar Quarter Ended:  __________________
To the Compliance Officer:

During the quarter referred to above, the following transactions were effected in Securities or Reportable Funds of which I had, or by reason of such transaction acquired, direct or indirect beneficial ownership, and which are required to be reported pursuant to the Code of Ethics adopted by the Trusts and Advisor.

NOTE: In lieu of this Report, you may submit duplicate copies of your brokerage statements.

Name of Security/Reportable Fund	Date of Transaction	Number of Shares	Price	Dollar Amount of Transaction	Nature of Transaction (Purchase, Sale, Other)	Name and Address of Broker, Dealer or Bank Through Whom Effected

This report (i) excludes transactions with respect to which I had no direct or indirect influence or control, (ii) other transactions not required to be reported, and (iii) is not an admission that I have or had any direct or indirect beneficial ownership in the securities or Reportable Funds listed above.

I hereby represent that I maintained the following brokerage accounts listed below, in which Securities or Reportable Funds were held during the quarter referenced above for my indirect or direct benefit.  (Note to Independent Trustees  - You need only report a transaction in a security if, at the time of that transaction you knew, or, in the ordinary course of fulfilling your official duties as a trustee, should have known that, during the 15-day period immediately preceding or after the date of your transaction, such security was purchased or sold by the Trusts or was being considered for purchase by the Trusts or by their investment adviser).

Name and Address of Broker/Dealer or Bank Maintaining Account	Account Number	Date Established

Except as noted in this report, I hereby certify that I have no knowledge of the existence of any personal conflict of interest relationship which may involve the Trusts or the Advisor, such as the existence of any economic relationship between my transactions and Securities held or to be acquired by the Trusts or any of their respective series.

Name:   ________________________________
Title:     ________________________________
Date:     ________________________________

Exhibit E

HATTERAS ALTERNATIVE MUTUAL FUNDS TRUST
UNDERLYING FUNDS TRUST
HCIM TRUST
HATTERAS CAPITAL DISTRIBUTORS, LLC
HATTERAS FUNDS, LLC

HATTERAS ANNUAL CERTIFICATE

Pursuant to the requirements of Hatteras’ Code of Ethics, the undersigned hereby certifies as follows:

1.	I have read and understand Hatteras’ Code of Ethics
2.	I acknowledge that I am subject to Hatteras’ Code of Ethics;
3.
Since the date of the last Annual Certification pursuant to the Code of Ethics, I have reported all personal securities transactions and provided all securities holding reports required to be reported under the requirements of the Code of Ethics.*

Name

Signature

Date

_______________________________________
Compliance Review Signature

* Paragraph 3 only applies to Access Persons under the Code.